Exhibit 99.3

Index to Financial Statements

Page

Report of Independent Registered Public Accounting Firm

Balance Sheets at June 30, 2015 and December 31, 2014	F-2

Statements of Operations for three and six months ended June 30, 2015 and 2014	F-3

Statements of Cash Flows for six months ended June 30, 2015 and 2014	F-4

Notes to Financial Statements	F-5

BioHitech America, LLC

Balance Sheets

	June 30,	December 31,
	2015	2014
	(Unaudited)
Assets
Current Assets:
Cash	$39,257	$40,207
Accounts receivable, net	159,419	118,706
Other receivables	100,000	-
Inventory	329,812	192,333
Note receivable	214,938	-
Advances to vendor	-	44,700
Prepaid expenses and other current assets	23,554	47,117
Total Current Assets	866,980	443,063

Property and equipment, net	873,486	896,928
Intangible assets, net	414,036	548,391
Goodwill	30,550	30,550
Other assets	18,666	24,017

Total Assets	$2,203,718	$1,942,949

Liabilities and Members' Deficiency
Current Liabilities:
Line of credit	$2,469,746	$2,455,713
Accounts payable	476,616	269,080
Accrued interest payable	275,791	93,270
Accrued expenses	17,052	55,061
Warrant liability	-	140,821
Deferred revenue	95,206	81,968
Advance from related party	405,000	50,000
Customer deposits	32,346	34,446
Long-term debt, current portion	8,052	3,186
Total Current Liabilities	3,779,809	3,183,545

Promissory note - related party	1,000,000	1,000,000
Convertible promissory notes - related parties	1,400,000	900,000
Senior Convertible Promissory Notes - Related Parties	700,000	-
Long-term debt, net of current portion	23,809	7,169
Total Liabilities	6,903,618	5,090,714

Commitments and Contingencies

Members' Deficiency	(4,699,900)	(3,147,765)

Total Liabilities and Members' Deficiency	$2,203,718	$1,942,949

See accompanying notes to unaudited interim condensed financial statements.

F-2

BioHitech America, LLC

Statements of Operations

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenue:
Product sales	$60,481	$113,435	94,927	123,972
Rental income	115,035	88,850	222,857	183,726
Installation and maintenance	42,429	32,174	84,182	58,002
Spare parts	60,914	29,459	100,232	51,699
Other revenue	42,011	33,472	93,594	84,096
Total revenue	320,870	297,390	595,792	501,495

Cost of revenue	303,571	328,874	560,302	515,924

Gross profit (loss)	17,299	(31,484)	35,490	(14,429)

Operating expenses:
Selling, general and administrative	807,028	838,725	1,647,592	1,401,577
Depreciation and amortization	38,373	56,121	80,047	77,421
Total operating expenses	845,401	894,846	1,727,639	1,478,998

Loss from operations	(828,102)	(926,330)	(1,692,149)	(1,493,427)

Other (expense) income:
Interest income	-	685	-	933
Interest expense	(122,788)	(34,241)	(228,162)	(57,216)
Gain on sale of QTAG	227,355	-	227,355	-
Change in fair value of warrant liability	1,462	896	1,462	896
Other income	-	5,051	-	6,491
Total other (expense) income	106,029	(27,609)	655	(48,896)

Net loss	$(722,073)	$(953,939)	$(1,691,494)	$(1,542,323)

Unaudited Pro Forma Income Tax Computation for Assumed Conversion to a Corporation:
Historical net loss	$(722,073)	$(953,939)	(1,691,494)	$(1,542,323)
Pro forma income tax provision	-	-	-	-
Pro forma net loss	$(722,073)	$(953,939)	(1,691,494)	$(1,542,323)

See accompanying notes to unaudited interim condensed financial statements.

F-3

BioHitech America, LLC

Statements of Cash Flows

(Unaudited)

	Six Months Ended June 30,
	2015	2014
Cash flows from operating activities:
Net loss	$(1,691,494)	$(1,542,323)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	183,937	164,169
Gain on sale of QTAG	(227,355)	-
Change in fair value of warrant liability	(1,462)	(896)
Recovery of bad debts	(17,743)	-
Changes in operating assets and liabilities:
Accounts receivable	(63,293)	(44,996)
Other receivables	(100,000)	-
Inventory	(182,179)	(226,636)
Advances to vendors	44,700	108,500
Prepaid expenses and other current assets	23,563	(10,522)
Other assets	5,351	-
Accounts payable	207,536	89,961
Accrued interest payable	182,521	-
Accrued expenses	(38,009)	(17,257)
Deferred revenue	52,756	109,098
Customer deposits	(2,100)	1,236
Net cash used in operating activities	(1,623,271)	(1,369,666)

Cash flows from investing activities:
Proceeds from sale of QTAG operations	75,000	-
Purchases of property and equipment	(47,491)	332
Capitalization of website development costs	4,273	(24,425)
Net cash used in investing activities	31,782	(24,093)

Cash flows from financing activities:
Proceeds from (repayments of) line of credit	14,033	74,268
Proceeds from convertible promissory notes - related parties	500,000	-
Proceeds from senior convertible promissory notes - related parties	700,000	-
Proceeds from promissory note - related party	-	600,000
Advance from related party	355,000	-
Proceeds from issuance of Class B Common Interests	-	500,000
Repayment of long-term debt	21,506	(14,726)
Net cash provided by financing activities	1,590,539	1,159,542

Net (decrease) increase in cash	(950)	(234,217)
Cash - beginning of year	40,207	294,093

Cash - end of year	$39,257	$59,876
Supplementary cash flow information:
Cash paid during the year for:
Interest	$45,641	$46,382
Taxes	$-	$-
Supplementary Disclosure of Non-Cash Investing and Financing Activities:
Warrants issued in connection with advisory services	$139,359	$-
Transfer of inventory to leased equipment	$44,700	$140,194

See accompanying notes to unaudited interim condensed financial statements.

F-4

BioHitech America, LLC

Notes to Interim Condensed Financial Statements

June 30, 2015

(Unaudited)

Note 1 - Nature of Business

BioHitech America, LLC (the “Company”) was formed as a limited liability company (“LLC”) on April 1, 2007. The Company offers its customers a cost-effective and technologically innovative solution for organic waste disposal. The approach reduces the generation of waste as well as reduces costs and increases recycling rates. The Company’s EcoSafe Digester is an on-site aerobic digester that eliminates food waste by converting it into nutrient-neutral water or “grey water” and transporting it through standard sewer lines, thus eliminating the need for waste haulers and additional storage space.

The Company also offers its BioHitech Cloud, a technology platform that measures key metrics and offers businesses the data needed to optimize the food waste disposal process and identify the way to prevent it altogether.

Note 2 - Basis of Presentation and Going Concern

The accompanying unaudited interim condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position, results of operations, or cash flows. It is management’s opinion, however, that the accompanying unaudited interim condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited interim condensed financial statements should be read in conjunction with the Company’s Financial Statements for the year ended December 31, 2014, which contains the audited financial statements and notes thereto, for the years ended December 31, 2014 and 2013. The financial information as of December 31, 2014 is derived from the audited financial statements presented in the Company’s Financial Statements for the year ended December 31, 2014. The interim results for the three and six months ended June 30, 2015 are not necessarily indicative of the results to be expected for the year ending December 31, 2015 or for any future interim periods.

During the six months ended June 30, 2015, the Company had a net loss of $1,691,494, incurred a loss from operations of $1,692,149 and used net cash in operating activities of $1,623,271. At June 30, 2015, members’ deficit amounted to $4,699,900 and the Company had a working capital deficit of $2,912,829. The Company does not yet have a history of financial stability. Historically, the principal source of liquidity has been the issuance of debt and equity securities. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern. The ability of the Company to continue as a going concern is dependent on management's plans, which include further implementation of its business plan and continuing to raise funds through debt and/or equity raises.

On August 6, 2015, the Company completed a share exchange transaction in which it became the accounting acquirer of a publicly traded company. The merger will be accounted for as a reverse business combination and recapitalization of the Company. Simultaneously with the closing of the merger, the Company plans to have a private placement of its shares of common stock (see Note 16).

Note 3 - Summary of Significant Accounting Policies

Use of Estimates

The preparation of unaudited interim condensed financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

F-5

BioHitech America, LLC

Notes to Interim Condensed Financial Statements

June 30, 2015

(Unaudited)

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from our estimates.

Significant estimates underlying the financial statements include the fair value of acquired assets and liabilities associated with acquisitions; assessment of goodwill, other intangible assets and long-lived assets for impairment; allowances for doubtful accounts and assumptions related to the valuation of the Company’s membership interests.

Revenue Recognition

The Company generates revenue from the sales of its EcoSafe Digester units to large-chain restaurants, hospitals, grocery stores, schools, federal prisons, resellers with government contracts and hotels. The Company also generates revenue from: (a) rental income on leased units, (b) installation and maintenance, (c) sales of spare parts and (d) its BioHitech cloud technology platform.

The Company generates revenue from multiple-element arrangements, which typically include product sales and installation services. The Company records revenue when (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred, (iii) the fee is fixed or determinable, and (iv) collectability of the sale is reasonably assured. The Company’s arrangements do not contain general rights of return.

The Company follows accounting guidance for revenue recognition of multiple-element arrangements to determine whether such arrangements contain more than one unit of accounting. Multiple-element arrangements require the delivery or performance of multiple products, services and/or rights to use assets. To qualify as a separate unit of accounting, the delivered item must have value to the customer on a standalone basis and revenue is allocated to each deliverable in the arrangement based on the relative fair value of the respective deliverable. The Company’s product sales and installation services have standalone value as these products and services are sold separately by the Company, and the Company has established “vendor specific objective evidence” (“VSOE”) of fair value for determining the fair value of each element.

The Company recognizes revenue “FOB destination.” Delivery to the customer is deemed to have occurred when the customer takes title to the product. Generally, title passes to the customer upon delivery to the customer’s site. Payment terms generally require a deposit once an order is placed with the balance due upon delivery of the product to the customer.

Installation revenue is recognized once the digester unit has been installed and accepted by the customer. Maintenance fees are recognized ratably over the period of the service agreement, which is generally twelve months. Revenue from the sale of spare parts is recognized when the spare parts are shipped, which is when title passes to customer. Revenue earned from renting digester units to customers is recognized on a monthly basis over the term of the lease. Revenue earned on the technology platform is recognized ratably over the period of the service agreement, which is generally twelve months.

Deferred revenue represents amounts billed to customers or payments received from customers prior to providing services and for which the related revenue recognition criteria have not been met.

Lease Accounting

The Company has determined that the rental agreements entered into in connection with its EcoSafe Digester units qualify as operating leases, for which the Company is the operating lessor and are accounting for in accordance with ASC 840, “Leases” (“ASC 840”). In order to determine lease classification as operating, the Company evaluates the terms of the rental agreement to determine if the lease includes any of the following provisions which would indicate capital lease treatment:

•	Transfer of ownership of the digester unit,
•	Bargain purchase option at the end of the term of the lease,
•	Lease term is greater than 75% of the economic life of the digester unit, or
•	Present value of minimum lease payments exceed 90% of the fair value of the digester unit at inception of the lease.

F-6

BioHitech America, LLC

Notes to Interim Condensed Financial Statements

June 30, 2015

(Unaudited)

In addition, the Company also considers the following:

•	Collectability of the minimum lease payments is reasonably predictable, and
•	No important uncertainties surround the amount of unreimbursable costs yet to be incurred by the Company under the lease.

In accordance with ASC 840, revenue earned from the rental of the digester units is recognized ratably on a monthly basis over the term of the lease.

Inventory

Inventory is stated at the lower of cost (first-in, first-out method) or market.

Allowances for obsolete inventory are provided based on historical experience of a variety of factors, including sales volume, product life and levels of inventory at the end of the period. Based upon the Company’s analysis, an allowance for obsolete inventory was not deemed necessary as of June 30, 2015 and December 31, 2014.

Advertising

The Company expenses advertising costs as incurred. For the three months ended June 30, 2015 and 2014 advertising expense amounted to $8,730 and $12,098, respectively. For the six months ended June 30, 2015 and 2014 advertising expense amounted to $11,477 and $22,739, respectively. Advertising costs are included in selling, general and administrative expenses in the accompanying statements of operations.

Income taxes

As a limited liability company, the Company is treated as a partnership for federal and state income tax purposes. Accordingly, no provision has been made for federal and state income taxes in the accompanying financial statements, since all items of income or loss are required to be reported on the income tax returns of the members, who are responsible for any taxes thereon.

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of June 30, 2015. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position over the next twelve months.

The Company may be subject to potential income tax examinations by federal or state authorities. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws.

The Company’s policy for recording interest and penalties associated with audits is to record such expense as a component of income tax expense. There were no amounts accrued for penalties or interest as of June 30, 2015.

The unaudited pro-forma computation of income tax provision included in the statements of operations represents the tax effects that would have been reported had the Company been subject to U.S. federal and state income taxes as a corporation for all periods presented. The Company provided the pro-forma income tax disclosures presented in the accompanying statements of operations for the three and six months ended June 30, 2015 and 2014 to illustrate what the Company’s net loss would have been had income tax benefit been provided for at an effective rate of 0% for both years. Pro forma taxes are based upon the statutory income tax rates and adjustments to income for estimated permanent differences occurring during each period. Actual rates and expenses could have differed had the Company actually been subject to U.S. federal and state income taxes for all periods presented. Therefore, the unaudited pro forma amounts are for informational purposes only and are intended to be indicative of the results of operations had the Company been subject to U.S. federal and state income taxes as a corporation for all periods presented.

F-7

BioHitech America, LLC

Notes to Interim Condensed Financial Statements

June 30, 2015

(Unaudited)

Fair Value of Financial Instruments

Financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued expenses are carried at cost, which management believes approximates fair value due to the short-term nature of these instruments. The fair value of the line of credit, promissory notes and capital lease obligations approximates their carrying amounts as a market rate of interest is attached to their repayment.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) ASU No. 2014-09, “Revenue from Contracts with Customers” (ASU 201-09). ASU 201-09 provides guidance for revenue recognition and affects any entity that either enters into contracts with customers to transfer goods or services or enters into contracts for the transfer of nonfinancial assets and supersedes the revenue recognition requirements in Topic 605, “Revenue Recognition,” and most industry-specific guidance. The core principle of ASU 2014-09 is the recognition of revenue when a company transfers promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. ASU 2014-09 defines a five-step process to achieve this core principle and, in doing so, companies will need to use more judgment and make more estimates than under the current guidance. These may include identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation. ASU 2014-09, as amended, is effective for fiscal years beginning after December 15, 2017 and interim periods therein, using either of the following transition methods: (i) a full retrospective approach reflecting the application of the standard in each prior reporting period with the option to elect certain practical expedients, or (ii) a retrospective approach with the cumulative effect of initially adopting ASU 2014-09 recognized at the date of adoption (which includes additional footnote disclosures). The Company is currently evaluating the method and impact the adoption of ASU 2014-09 will have on its financial statements and disclosures.

In August 2014, the FASB issued ASU 2014-15, “Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern” (“ASU 2014-15”). ASU 2014-15 provides guidance on management’s responsibility in evaluating whether there is substantial doubt about a company’s ability to continue as a going concern and about related footnote disclosures. For each reporting period, management will be required to evaluate whether there are conditions or events that raise substantial doubt about a company’s ability to continue as a going concern within one year from the date the financial statements are issued. The amendments in ASU 2014-15 are effective for annual reporting periods ending after December 15, 2016, and for annual and interim periods thereafter. Early adoption is permitted. The Company will adopt the methodologies prescribed by ASU 2014-15 by the date required, and does not anticipate that the adoption of ASU 2014-15 will have a material effect on its financial position or results of operations.

In April 2015, the FASB issued ASU No. 2015-03, “Interest - Imputation of Interest” (“ASU 2015-03”). ASU 2015-03 simplifies the presentation of debt issuance costs by requiring that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts or premiums. The recognition and measurement guidance for debt issuance costs would not be affected by the amendments of ASU 2015-03. For public business entities, ASU 2015-03 is effective for financial statements issued for fiscal years beginning after December 31, 2015, and interim periods within those fiscal years. For all other entities, ASU 2015-03 is effective for financial statements issued for fiscal years beginning after December 15, 2015, and interim periods within fiscal years beginning after December 15, 2016. Early adoption is permitted for financial statements that have not been previously issued. The Company does not anticipate that the adoption of ASU 2015-03 will have a material effect on its financial position or results of operations.

Note 4 - Risk Concentrations

Credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable.

The Company minimizes credit risk associated with cash by periodically evaluating the credit quality of its primary financial institutions. At times, the Company’s cash may be uninsured or in deposit accounts that exceed the Federal Deposit Insurance Corporation (“FDIC”) insurance limit. During the six months ended June 30, 2015, the Company had not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Concentrations of credit risk with respect to accounts receivables are limited due to the large number of customers comprising the Company’s customer base and generally short payment terms. The Company does not require collateral and performs credit checks as considered necessary.

F-8

BioHitech America, LLC

Notes to Interim Condensed Financial Statements

June 30, 2015

(Unaudited)

Major customers

During the three months ended June 30, 2015, one customer represented at least 10% of revenues, accounting for 16% of the Company’s revenues. During the three months ended June 30, 2014, three customers represented at least 10% of revenues, accounting for 17%, 13% and 12% of the Company’s revenues.

During the six months ended June 30, 2015 and 2014, one customer represented at least 10% of revenues, accounting for 16% and 17%, respectively, of the Company’s revenues.

At June 30, 2015, three customers represented at least 10% of accounts receivable, accounting for 24%, 16% and 15% of the Company’s accounts receivable. At December 31, 2014, three customers represented at least 10% of accounts receivable, accounting for 42%, 33% and 13% of the Company’s accounts receivable.

Vendor concentration

During the three months ended June 30, 2015, one vendor represented at least 10% of cost of revenues, accounting for 85%* of the Company’s cost of revenues. During the three months ended June 30, 2014, two vendors represented at least 10% of cost of revenues, accounting for 20%* and 10% of the Company’s cost of revenues.

During the six months ended June 30, 2015, one vendor represented at least 10% of cost of revenues, accounting for 55%* of the Company’s cost of revenues. During the six months ended June 30, 2014, two vendors represented at least 10% of cost of revenues, accounting for 52%* and 12% of the Company’s cost of revenues.

At June 30, 2015, one vendor represented at least 10% of accounts payable, accounting for 24%* of the Company’s accounts payable. At December 31, 2014, two customers represented at least 10% of accounts payable, accounting for 31% and 12% of the Company’s accounts payable.

*	This represents BioHitech International (“BHI”), a related party to the Company, based upon the fact that the sole owner of BHI is also a member of the Company’s Board of Directors and owns 16% of the Company’s Class A Common Interests (see Note 11). Advances to BHI amounted to $0 and $44,700 at June 30, 2015 and December 31, 2014, respectively.

Note 5 - Sale of QTAG Operations

On May 29, 2015, the Company consummated the sale of its QTAG operations to CBI Mobile (Bahamas) Ltd. (“CBI Mobile”) for an aggregate sales price of $290,000 plus certain accounts receivable, less certain deferred revenue. CBI Mobile also acquired the developed technology, customer and client contracts and customer lists associated with QTAG. CBI Mobile paid the Company $75,000 cash at closing and the balance of $215,000 is in the form of a promissory note (“Secured Promissory Note”). The Secured Promissory Note bears interest at 9.5% per annum and is due on May 29, 2016. The Company recorded a gain on the sale of the QTAG operations in the amount of $227,355 during the three and six months ended June 30, 2015.

Note 6 - Inventory

Inventory, comprised of all finished goods, consists of the following:

	June 30, 2015	December 31, 2014
Equipment	$204,600	$65,098
Parts and supplies	125,212	127,235
	$329,812	$192,333

F-9

BioHitech America, LLC

Notes to Interim Condensed Financial Statements

June 30, 2015

(Unaudited)

Note 7 - Property and Equipment, net

Property and equipment consist of the following:

	June 30, 2015	December 31, 2014
Machinery and equipment	$1,456,335	$1,430,170
Computer software and hardware	81,631	73,643
Furniture and fixtures	43,753	43,067
Vehicles	69,253	41,650
	1,650,972	1,588,530
Less: accumulated depreciation and amortization	(777,486)	(691,602)
	$873,486	$896,928

Depreciation and amortization expense amounted to $57,884 and $115,633 for three and six months ended June 30, 2015, respectively, of which $51,733 and $103,889 related to machinery and equipment, respectively, is included in cost of sales. Depreciation and amortization expense amounted to $52,861 and $95,001 for the three and six months ended June 30, 2014, respectively, of which $44,608 and $86,748 related to machinery and equipment, respectively, is included in cost of sales.

Note 8 - Intangible Assets, net

	Useful Lives (Years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Weighted Average Life (Years)
June 30, 2015
Distribution agreements	10	$902,000	$(502,367)	$399,633	4
Website	3	23,388	(8,985)	14,403	2
Intangible assets, net		$925,388	$(511,352)	$414,036

	Useful Lives (Years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Weighted Average Life (Years)
December 31, 2014
Distribution agreement	10	$902,000	$(457,267)	$444,733	5
Developed technology	3	139,000	(57,916)	81,084	2
Website	3	27,661	(5,087)	22,574	2
Intangible assets, net		$1,068,661	$(520,270)	$548,391

F-10

BioHitech America, LLC

Notes to Interim Condensed Financial Statements

June 30, 2015

(Unaudited)

Amortization expense amounted to $32,221and $68,304 for the three and six months ended June 30,2015, respectively, and $47,868 and $69,168 for the three and six months ended June 30, 2014, respectively.

At June 30, 2015, future annual estimated amortization expense is summarized as follows:

Year Ending December 31,
2015 (six months)	$48,998
2016	97,996
2017	92,909
2018	90,200
2019	43,533
Thereafter	40,400
Total	$414,036

Note 9 - Line of Credit

The Company has a revolving line of credit with a bank which provides for aggregate borrowings of up to $2,500,000. The line of credit is due on demand and bears interest at Prime plus 3% (3.75% at June 30, 2015). The line of credit is secured by the Company's assets and is personally guaranteed by certain members of the Company. The total amount outstanding at June 30, 2015 and December 31, 2014 was $2,469,746 and $2,455,713, respectively. Interest expense amounted to $22,011 and $52,416 for the three and six months ended June 30, 2015, respectively, and $23,353 and $45,968 for the three and six months ended June 30, 2014, respectively.

The line of credit also provides for letters of credit aggregating $250,000. During the six months ended June 30, 2015, there were no outstanding letters of credit. The line of credit was amended on July 28, 2015 (see Note 16).

Note 10 - Long-Term Debt

Long-term debt consists of the following:

	June 30, 2015	December 31, 2014
Note payable, $302 monthly installment payments, 4.98% annual interest, due March 2018, secured by vehicle	$8,782	$10,355
Note payable, $438 monthly installment payments, 1.90% annual interest, due February 2020, secured by vehicle	23,079	-
Total	31,861	10,355
Less: current portion	8,052	3,186
Total long-term debt	$23,809	$7,169

Interest expense amounted to $229 and $433 for the three and six months ended June 30, 2015, respectively, and $154 and $415 for the three and six months ended June 30, 2014, respectively.

Principal payment requirements on long-term debt in each of the years subsequent to June 30, 2015 as follows:

Year Ending December 31,
2015 (6 months)	$4,034
2016	8,261
2017	8,525
2018	5,403
2019	5,200
Thereafter	438
Total principal payments	$31,861

F-11

BioHitech America, LLC

Notes to Interim Condensed Financial Statements

June 30, 2015

(Unaudited)

Note 11 - Related Party Transactions

Accounts payable - related parties

Amounts due to related parties totaling $140,453 and $107,743 at June 30, 2015 and December 31, 2014, respectively, are included in accounts payable in the accompanying balance sheets.

Convertible promissory notes - related parties

In February 2015, the Company entered into a convertible promissory note in the aggregate amount of $500,000 (the “Convertible Promissory Note”). The Convertible Promissory Note bears interest at 13% per annum and is due on the earlier of (a) a change of control (as defined in the Convertible Promissory Note), (b) an event of default (as defined in the Convertible Promissory Note), and (c) the two-year anniversary of the Convertible Promissory Note. In the event that there is a Qualified Financing prior to the repayment of the Convertible Promissory Note, the Convertible Promissory Note will automatically be converted into equity interests of the Company on terms no less favorable to the lenders than the terms provided to the investors in connection with the Qualified Financing.

For purposes of the Convertible Promissory Note, a Qualified Financing is defined as the first issuance of equity by the Company through which the Company receives gross proceeds of a minimum of $4,000,000 from one or more financial institutions or accredited investors.

At June 30, 2015 and December 31, 2014, amounts due under Convertible Promissory Notes were $1,400,000 and $900,000, respectively. Interest expense related to Convertible Promissory Notes amounted to $45,500 and $79,710 for the three and six months ended June 30, 2015, respectively, and $0 for the three and six months ended June 30, 2014 and is recorded as a component of interest expense in the accompanying statement of operations.

Senior Convertible Promissory Notes - Related Parties

During May through June 2015, the Company entered into senior convertible promissory notes in the aggregate amount of $700,000 (the “Senior Convertible Promissory Notes”). The Senior Convertible Promissory Notes bear interest at 9% per annum and are due on the earlier of (a) the two-year anniversary of the respective Senior Convertible Promissory Notes and (b) the consummation of a Qualified Financing (as defined below). In the event that there is a Qualified Financing prior to the two year anniversary of the Senior Convertible Promissory Notes, (a) the outstanding principal will be automatically converted into equity interests of the Company based upon a valuation equal to the Closing Price (as defined below); and (b) all accrued and unpaid interest will be payable either in cash or equity interests of the Company based upon a valuation equal to the Closing Price, as determined by the Company in its sole discretion.

For purposes of the Senior Convertible Promissory Notes, (a) a Qualified Financing is defined as the first issuance of equity by the Company through which the Company receives gross proceeds of a minimum of $5,000,000 from one or more financial institutions or accredited investors and (b) the Closing Price means an amount equal to 90% of the agreed upon value of the Company’s equity interest in connection with the Qualified Financing.

In the event that a Qualified Financing is not consummated prior to the two-year anniversary of the Senior Convertible Promissory Notes, then at the option of the holder, the entire principal and accrued interest will either be (a) immediately due and payable in cash by the Company, or (b) converted into equity interest of the Company based upon a valuation of the Company equal to $30,000,000.

In addition, should a merger between the Company and a certain target (as defined in the Senior Convertible Promissory Notes) occur prior to the conversion of the Senior Convertible Promissory Notes, then upon conversion, the holder will receive equity interests in the surviving entity of the merger based upon the rate of exchange applied to the Company’s equity interests as a result of the merger. If the merger does not occur prior to the conversion of the Senior Convertible Promissory Notes, ten upon conversion, the holder will receive equity interests in the Company.

F-12

BioHitech America, LLC

Notes to Interim Condensed Financial Statements

June 30, 2015

(Unaudited)

In connection with the Senior Convertible Promissory Notes, the holders will also be issued a five-year warrant to purchase equity interests of the Company valued at 10% of the dollar amount of the Senior Convertible Promissory Notes. If a Qualified Financing occurs prior to the expiration date of such warrants, then the exercise price of the warrants will be equal to 120% of the Closing Price. If a Qualified Financing does not occur prior to the expiration date of the warrants, then the warrants will be deemed null and void and will expire worthless.

The Senior Convertible Promissory Notes contain a contingent beneficial conversion feature that is required to be measured using the commitment date stock price and recognized as an expense when the contingency is resolved. The terms of the contingent conversion option in the Senior Convertible Promissory Notes do not permit the Company to compute the number of equity interests that the Senior Convertible Promissory Note holders would receive if the contingent event occurs and the conversion price is adjusted. Accordingly, the Company must wait until the contingent event occurs to compute the number of shares that will issued pursuant to the conversion price and then recognize such amount as interest expense.

At June 30, 2015, amounts due under the Senior Convertible Promissory Notes were $700,000. Interest expense related to Senior Convertible Promissory Notes amounted to $9,385 for the three and six months ended June 30, 2015 and is recorded as a component of interest expense in the accompanying statement of operations.

Promissory note - related party

On June 25, 2014, the Company entered into a secured promissory note with the Company’s Chief Executive Officer in the aggregate amount of $1,000,000 (the “Promissory Note”). The Promissory Note bears interest at 13% per annum and is due on the earlier of (a) a change of control (as defined in the Promissory Note), (b) an event of default (as defined in the Promissory Note), (c) the two-year anniversary of the Promissory Note, and (d) a Qualified Financing. For purposes of the Promissory Note, a Qualified Financing is defined as the first issuance of debt or equity by the Company through which the Company receives gross proceeds of a minimum of $1,500,000 from one or more financial institutions or accredited investors. The Promissory Note was amended in July 2015, see Note 16.

Interest expense related to the Promissory Note amounted to $32,662 and $65,325 for the three and six months ended June 30, 2015, respectively, and $10,833 for the three and six months ended June 30, 2014 is recorded as a component of interest expense in the accompanying statement of operations. At June 30, 2015, the amount due under the Promissory Note was $1,000,000.

Advance from related party

During January through March 2015, the Company’s Chief Executive Officer advanced the Company an aggregate of $355,000. The advances are bear interest at 13%, are unsecured and due on demand. At June 30, 2015, the aggregate amount due to the related party amounted to $405,000. Interest expense for the three and six months ended June 30, 2015 amounted to $13,000 and $20,893, respectively, and $0 for the three and six months ended June 30, 2014. The advances were converted into promissory notes as part of the amendment to the Promissory Note in July 2015, see Note 16.

Facility lease

The Company leases its corporate headquarters from BioHitech Realty LLC, a company owned by two members of the Company. The lease expired on October 31, 2014 and a new lease was signed in July 2015. The new lease requires scheduled rent increases. Rent expense will be recognized on a straight-line basis over the term of the lease. Rent expense for the three and six months ended June 30, 2015 amounted to $13,550 and $25,800, respectively, and $10,650 and $21,300 for the three and six months ended June 30, 2014, respectively.

Distribution Agreement

On October 23, 2012, the Company entered into an Exclusive License and Distribution Agreement (the “Distribution Agreement”) with BHI, effective January 1, 2012. The Distribution Agreement superseded a prior exclusive license and distribution agreement entered into on May 6, 2011, which superseded agreements entered into on April 17, 2009 and May 7, 2007. BHI is the manufacturer of the EcoSafe digester unit. Pursuant to the Distribution Agreement, the Company was granted the exclusive right and license to sell, lease, license, import, distribute, market, advertise and otherwise promote the EcoSafe digester unit on a worldwide basis, subject to certain limitations, as prescribed in the Distribution Agreement. In return, the Company:

a.	issued Chun II Koh, the sole owner of BHI, 16% Class A Common Interests in the Company;
b.	provided Mr. Koh an annual draw of $150,000 per year for a minimum of five years;
c.	provided a commission agreement for 2.5% of the machine sale price (net of freight and installation) on all sales closed by Mr. Koh; and
d.	granted Mr. Koh one seat on the Company’s Board of Directors.

F-13

BioHitech America, LLC

Notes to Interim Condensed Financial Statements

June 30, 2015

(Unaudited)

The Distribution Agreement initially was set to expire on October 23, 2017 and could be renewed by mutual agreement for successive five year periods. The Distribution Agreement was amended on August 30, 2013, pursuant to which term of the Distribution Agreement was extended to December 31, 2023 and Mr. Koh’s annual draw was increased to $200,000 per year, plus bonuses if additional sales targets are met.

The fair value of the Class A Common Interests in the Company issued in a., above, was determined to be $202,000, based upon a valuation analysis. This fair value calculation was the responsibility of management, with the support from the Company’s consultants. The fair value was determined by the Company and was derived from a valuation using discounted cash flows under the Income Approach. Management selected the Income Approach based on the Company being an operating entity expected to generate future cash flows and the fact that any future sale or transaction is expected to be based on the Company’s future cash flow expectations. A discounted cash flow analysis was developed based on the Company’s projections, historical financial information and guideline company/industry growth and margin indications. The discount rate applied to the Company’s projections of 35% was based on the weighted average cost of capital.

The Distribution Agreement is included in intangible assets in the accompanying balance sheet and is being amortized over its useful life of 10 years.

During the three and six months ended June 30, 2015 and 2014, the Company paid Mr. Koh $50,000 and $100,000, respectively, in connection the Distribution Agreement.

Note 12 - Commitments and Contingencies

Legal Matters

From time to time, the Company is involved in legal matters arising in the ordinary course of business. While the Company believes that such matters are currently not material, there can be no assurance that matters arising in the ordinary course of business for which the Company is, or could be, involved in litigation, will not have a material adverse effect on its business, financial condition or results of operations.

Note 13 - Warrant Liability

In connection with the Company’s October 2013 Class B Common Interests private placement offering, the Company agreed to issue Barksdale Global Holdings, LLC (“Barksdale”) warrants to purchase a number of Class B Common Interests of the Company. The warrants were subsequently issued on June 30, 2015, whereby Barksdale was issued a warrant to purchase up to $140,000 of the Company’s Class B Common Interests, or 1.32 Class B Common Interests, on or before the expiration date of June 30, 2020. The warrant is exercisable during the period commencing upon the consummation of the Company’s next successive equity raise in which the Company receives gross proceeds of a minimum of $5.0 million (“Qualified Financing”). If the Company does not consummate a Qualified Financing prior to the expiration date, the warrant shall never be exercisable. Notwithstanding the forgoing, Barksdale may not exercise the warrant within 12 months of the consummation date of the merger with Swift Start (see Note 16). The Company estimated the fair value of the warrant on the measurement date to be $14,182 (or $10,744 per warrant) using a Black-Scholes option-pricing model with the following assumptions: (1) expected volatility of 50.24%, (2) risk-free interest rate of 1.42% and (3) expected life of five years. The fair value of the warrant was recorded as a current liability in the accompanying balance sheet as of December 31, 2014. On June 30, 2015, as a result of the issuance of the warrants, the Company reclassified the warrant liability to members’ deficit. The fair value of the warrant on the date of issuance was $139,359, or $105,575, using a Black-Scholes option-pricing model with the following assumptions: (1) expected volatility of 45.36%, (2) risk-free interest rate of 1.63% and (3) expected life of five years.

F-14

BioHitech America, LLC

Notes to Interim Condensed Financial Statements

June 30, 2015

(Unaudited)

Note 14 - Machine Leasing

The Company is a lessor of EcoSafe digester units under operating lease agreements expiring through August 2020. Machine leasing income was $115,035 and $222,857 for the three and six months ended June 30, 2015, respectively, and $88,850 and $183,726 for the three and six months ended June 30, 2014, respectively. The minimum future estimated lease income to be received under these leases is as follows:

Year Ending December 31,
2015 (six months)	$243,195
2016	337,330
2017	291,720
2018	163,630
2019	113,935
Thereafter	21,910
Total minimum lease income	$1,171,720

Machinery and equipment held for leasing consists of the following:

	June 30, 2015	December 31, 2014
Machinery and equipment	$1,456,335	$1,430,170
Less: accumulated depreciation	(648,875)	(574,734)
	$807,460	$855,436

Note 15 - Fair Value Measurements

Financial instruments, including cash, accounts payable and accrued expenses, are carried at historical cost. Management believes that the recorded amounts approximate fair value due to the short-term nature of these instruments.

The Company measures the fair value of financial assets and liabilities based on the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The Company maximizes the use of observable inputs and minimizes the use of unobservable inputs when measuring fair value. The Company uses three levels of inputs that may be used to measure fair value:

Level 1 - quoted prices in active markets for identical assets or liabilities
Level 2 - quoted prices for similar assets and liabilities in active markets or inputs that are observable
Level 3 - inputs that are unobservable (for example cash flow modeling inputs based on assumptions)

The following table presents a summary of fair value measurements for certain financial instruments measured at fair value on a recurring basis:

Financial Instrument	Level	June 30, 2015	December 31, 2014
Warrant liability	3	$-	$140,821

Level 3 liabilities are valued using unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the derivative liabilities. For fair value measurements categorized within Level 3 of the fair value hierarchy, the Company’s accounting and finance department, who report to the Chief Executive Officer, determine its valuation policies and procedures. The development and determination of the unobservable inputs for Level 3 fair value measurements and fair value calculations are the responsibility of the Company’s accounting and finance department and are approved by the Chief Executive Officer.

F-15

BioHitech America, LLC

Notes to Interim Condensed Financial Statements

June 30, 2015

(Unaudited)

Level 3 Valuation Techniques:

Level 3 financial liabilities consist of warrant liabilities for which there is no current market for these securities such that the determination of fair value requires significant judgment or estimation. Changes in fair value measurements categorized within Level 3 of the fair value hierarchy are analyzed each period based on changes in estimates or assumptions and recorded as appropriate.

The Company uses the Black-Scholes option pricing model to value Level 3 financial liabilities at inception and on subsequent valuation dates. This model incorporates transaction details such as the Company’s stock price, contractual terms, maturity, and risk free rates, as well as volatility.

A significant decrease in the volatility or a significant decrease in the Company’s stock price, in isolation, would result in a significantly lower fair value measurement. Changes in the values of the derivative liabilities are recorded in “change in fair value of warrant liability” in the Company’s statements of operations.

As of June 30, 2015 and December 31, 2014, there were no transfers in or out of Level 3 from other levels in the fair value hierarchy.

The warrant liability was valued using the Black-Scholes option pricing model and the following assumptions on the following dates:

	June 30, 2015	December 31, 2014
Exercise price	$106,060	$106,060
Market price	$182,585	$182,585
Expected life	5 years	5 years
Risk-free interest rate	1.63%	1.65%
Dividend yield	0.00%	0.00%
Volatility	45.36%	46.56%

The Company decreased the warrant liability by $896 and $1,462 to reflect the change in the fair value of the warrant instruments for the three and six months ended June 30, 2015, respectively. The change in the fair value of the warrant liability is recorded in the accompanying statements of operations. The following table sets forth a summary of the changes in the fair value of the Level 3 financial liabilities that are measured at fair value on a recurring basis:

Balance - January 1, 2015	$(140,821)
Decrease in net value of warrant liability	1,462
Reclassification of warrant liability to members’ deficit	139,359
Balance - June 30, 2015	$-

F-16

BioHitech America, LLC

Notes to Interim Condensed Financial Statements

June 30, 2015

(Unaudited)

Note 16 - Subsequent Events

The Company evaluates subsequent events and transactions that occur after the balance sheet date up to the date that the financial statements were available to be issued. Any material events that occur between the balance sheet date and the date that the financial statements were available for issuance are disclosed as subsequent events, while the financial statements are adjusted to reflect any conditions that existed at the balance sheet date. Based upon this review, except as discussed below, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the financial statements.

Senior Convertible Promissory Notes - Related Parties

On July 8, 2015, the Company entered into an additional $100,000 Senior Convertible Promissory Note, with the same terms as those described in Note 11.

Promissory Note

On July 17, 2015, the Company entered into a promissory note in the aggregate amount of $100,000. The promissory note bears interest at 7.5% per annum and is due on July 15, 2016.

Amendment to Line of Credit

On July 28, 2015, the Company amended its line of credit agreement with its bank in anticipation of its pending Merger with Swift Start (as discussed below). Pursuant to the amendment, the bank consented to the Merger, such that the Merger would not constitute an event of default under the line of credit agreement. In addition, the bank released the pledge of membership interests in the Company granted by certain members of the Company. All other terms and conditions of the line of credit agreement remained the same.

Amended Promissory Note - related party

On July 31, 2015, the Company entered into a Second and Amended Restated Secured Promissory Note with the Company’s Chief Executive Officer in the aggregate amount of $1,750,000 (the “Amended Promissory Note”). The Amended Promissory Note replaces and supersedes the June 25, 2014 Promissory Note. The Amended Promissory Note bears interest at 13% per annum and is due on the earlier of (a) a change of control (as defined in the Amended Promissory Note), (b) an event of default (as defined in the Amended Promissory Note), (c) the two-year anniversary of the Amended Promissory Note, and (d) a Qualified Financing. For purposes of the Amended Promissory Note, a Qualified Financing is defined as the first issuance of debt or equity by the Company through which the Company receives gross proceeds of a minimum of $6,000,000 from one or more financial institutions or accredited investors. In connection with the Amended Promissory Note, advances in the total amount of $505,000 were converted into and included in the promissory notes.

Merger Agreement

On August 6, 2015, the Company executed an Agreement of Merger and Plan of Reorganization with Swift Start Corp. (‘Swift Start”) and Biohitech Global, Inc. (“Biohitech Global”), pursuant to which BioHitech Global merged with and into the Company in a reverse merger (the “Merger”), with the Company surviving as a wholly-owned subsidiary of Swift Start. As consideration for the Merger, Swift Start issued the shareholders of the Company an aggregate of 6,975,000 shares of its common stock, par value $0.0001 per share, in accordance with their pro rata ownership of the Company’s membership interests. In connection with the Merger, Swift Start retired and canceled an aggregate of 8,515,000 shares of its common stock. Following the consummation of the Merger, the issuance of the 6,975,000 shares of common stock to the Company and the retirement of the 8,515,000 shares of common stock, Swift Start had 7,500,000 shares of common stock issued and outstanding, with the Company beneficially owning approximately 93% of such issued and outstanding shares of common stock.

In addition, on August 6, 2015, Swift Start amended its Certificate of Incorporation to (i) change its name to BioHitech Global, Inc. and (ii) to amend the number of its authorized shares of capital stock from 200,000,000 to 30,000,000 shares, of which 20,000,000 shares were designated common stock, par value $0.0001 per share and 10,000,000 shares were designated “blank check” preferred stock, par value $0.0001 per share.

F-17